Exhibit 99.1
Joint Filer Information

Date of Event Requiring Statement:	July 18, 2011

Issuer Name and Ticker or Trading Symbol:	Cheniere Energy Inc [LNG]

Designated Filer:	The Blackstone Group L.P.

Other Joint Filers:	Blackstone Holdings I L.P. Blackstone Holdings I/II GP Inc. Blackstone Group Management L.L.C. Stephen A. Schwarzman

Addresses:	The address of the principal business and principal office of each of Blackstone Holdings I L.P., Blackstone Holdings I/II GP Inc., Blackstone Group Management L.L.C. and Stephen A. Schwarzman is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154.

Signatures: Dated: July 20, 2011

BLACKSTONE HOLDINGS I L.P.
By:	Blackstone Holdings I/II GP Inc., its general partner

By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Authorized Signatory

BLACKSTONE HOLDINGS I/II GP INC.
By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Authorized Signatory

BLACKSTONE GROUP MANAGEMENT L.L.C.
By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Authorized Signatory

STEPHEN A. SCHWARZMAN
By:	/s/ Stephen A. Schwarzman
	Name:	Stephen A. Schwarzman